                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                           C.R. Bard, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                                                  [LOGO]

  C. R. BARD, INC.
  730 CENTRAL AVENUE
  MURRAY HILL, NEW JERSEY 07974

  March 7, 1997

  Dear Shareholder:

      Your Board of Directors joins me in extending an invitation to attend the 1997 Annual Meeting of Shareholders which will be held on Wednesday, April 16, 1997 at the Hamilton Park Conference Center, 175 Park Avenue, Florham Park, New Jersey. The meeting will start promptly at 10:00 a.m.

      We sincerely hope you will be able to attend and participate in the meeting. We will report on the Company's progress and respond to questions you may have about the Company's business. There will also be important items which are required to be acted upon by shareholders.

      Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting, and, therefore, we urge you to complete, sign, date and return the enclosed proxy card in the envelope provided for this purpose.

                                            Sincerely,

                                                         [LOGO]

                                            WILLIAM H. LONGFIELD
                                            CHAIRMAN AND
                                            CHIEF EXECUTIVE OFFICER

                                C. R. BARD, INC.

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 16, 1997

                            ------------------------

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of C. R. Bard, Inc. will be held on Wednesday, April 16, 1997 at the Hamilton Park Conference Center, 175 Park Avenue, Florham Park, New Jersey, at 10:00 a.m. for the following purposes:

    1. To elect four Class I directors for a term of three years and one Class II director for a term of one year;

    2. To ratify the appointment of Arthur Andersen LLP as independent public accountants for the year 1997; and

    3. To transact such other business as may properly come before the meeting and any adjournments thereof.

    Only shareholders of record at the close of business on February 24, 1997 are entitled to notice of and to vote at the meeting.

    A copy of the Annual Report of C. R. Bard, Inc. for 1996 is enclosed with this Notice, the attached Proxy Statement and the accompanying proxy.

    All shareholders are urged to attend the meeting in person or by proxy. Shareholders who do not expect to attend the meeting are requested to complete, sign and date the enclosed proxy and return it promptly in the self-addressed envelope provided.

                                      By order of the Board of Directors
                                      RICHARD A. FLINK
                                      SECRETARY

March 7, 1997

                      NO MATTER HOW MANY SHARES YOU OWNED
                  ON THE RECORD DATE, YOUR VOTE IS IMPORTANT.

      PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, SIGN, DATE AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING YOUR PROXY PROMPTLY.

                                C. R. BARD, INC.

                               730 CENTRAL AVENUE

                         MURRAY HILL, NEW JERSEY 07974

                                ----------------

                                PROXY STATEMENT

                                ---------------

GENERAL

    The accompanying proxy is solicited on behalf of the Board of Directors of
C. R. Bard, Inc. (the "Company") for use at the Annual Meeting of Shareholders referred to in the foregoing notice and at any adjournment thereof. It is expected that this Proxy Statement and the accompanying proxy will be mailed commencing March 7, 1997 to each shareholder entitled to vote.

    Shares represented by proxies, if such proxies are properly executed, received in time and not revoked, will be voted in accordance with the specifications thereon or, if no specifications are made, will be voted FOR the election as directors of all nominees named herein, FOR Proposal No. 2, and in accordance with the discretion of the named attorneys and proxies on any other business. Any proxy may be revoked at any time before it is exercised by notice in writing delivered to the Secretary of the Company.

    Under New Jersey law and the Company's By-Laws, the presence in person or by proxy of the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting of Shareholders constitutes a quorum. Directors are elected by a plurality of the votes cast at the Annual Meeting of Shareholders. Adoption of Proposal No. 2 requires the affirmative vote of a majority of the votes cast.

    Votes cast at the Annual Meeting of Shareholders will be tabulated by the Company's transfer agent. Votes withheld for the election of directors have no impact on the election of directors, except that votes withheld may result in another individual receiving a higher number of votes. Abstentions and broker non-votes will not be counted in tabulating the number of votes cast on Proposal No. 2.

    On February 24, 1997, the record date for the determination of shareholders entitled to notice of and to vote at the meeting, the outstanding voting securities of the Company consisted of 57,008,260 shares of Common Stock. Each share is entitled to one vote.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

    There are currently thirteen members of the Board of Directors, divided into three classes. Class I consists of five directors whose terms expire in 1997. Messrs. Butler, Carey and Cronin were elected to serve three-year terms in 1994. Mr. Bopp was elected to serve a one-year term in 1996 and Mr. Breslawsky was appointed by the Board of Directors on June 12, 1996. Mr. Carey is retiring as of the 1997 Annual Meeting and Messrs. Bopp, Butler, Breslawsky and Cronin are standing for election by shareholders at this time. Class II consists of five directors whose terms expire in 1998. Messrs. Abely, Luciano, McCaffrey and Smith were elected to serve three-year terms in 1995. Mr. McCaffrey is retiring as of the 1997 Annual Meeting. Mr. White was appointed by the Board of Directors on July 10, 1996 and is standing for election by shareholders at this time. Class III consists of three directors whose terms expire in 1999. Upon election by shareholders, directors serve for a three-year term and until their successors are elected and qualified.

    Five directors are to be elected at the Annual Meeting of Shareholders. Three current members of the Board of Directors constituting Class I directors are nominated for re-election. One additional person, who is designated as a nominee for election as a Class I director, and one additional person, who is designated as a nominee for election as a Class II director, are also nominated to be elected.

    Votes pursuant to the accompanying proxy will be cast, unless otherwise indicated on the proxy, for the election of the five nominees named below. In the event that any such nominee shall be unable to serve as a director, it is intended that the proxy solicited hereby will be voted for such other person or persons as may be nominated by management. Management has no reason to believe that the nominees will be unable to serve.

    Set forth below are the names, principal occupations and ages of the five nominees for election as directors, the current directors with unexpired terms and the directors retiring as of the annual meeting, as well as certain information relating to other positions held by them with the Company and other companies. Except as otherwise indicated, the information set forth below as to principal occupation is for at least the last five years. There are no family relationships among directors and nominees.

                 NOMINEES FOR RE-ELECTION AS CLASS I DIRECTORS

William C. Bopp.................  Executive Vice President and Chief Financial Officer since
                                  October 1995, having been Senior Vice President and Chief
                                  Financial Officer since 1992 and Vice President and
                                  Treasurer since 1988; age 53. Mr. Bopp has been a Director since July 1995 and is a member of the Finance Committee.

William T. Butler, M.D..........  Chancellor of Baylor College of Medicine since January
                                  1996, having been President and Chief Executive Officer
                                  since 1979; age 64. Dr. Butler has been a Director since
                                  1988 and is a member of the Compensation Committee;
                                  Regulatory Compliance Committee; and Governance Committee.
                                  He is a member of the Institute of Medicine of the
                                  National Academy of Sciences. He is also a director of
                                  Browning-Ferris Industries Inc. and Lyondell Petrochemical
                                  Company.

Daniel A. Cronin, Jr............  President, Northbridge Management Company (investment management); age 68. Mr. Cronin had been a Director from
                                  1968 to 1976 when he resigned to join the staff of the
                                  United States Secretary of Commerce, a position he held
                                  until 1977. He was re-elected a Director in 1979 and is a
                                  member of the Audit Committee; Finance Committee; and
                                  Executive Committee. He is also a director of Altron
                                  Corporation.

                         NOMINEE FOR ELECTION AS A CLASS I DIRECTOR

Marc C. Breslawsky..............  President and Chief Operating Officer of Pitney Bowes Inc.
                                  (systems to manage the exchange and distribution of
                                  information and packages) since May 1996, having been Vice
                                  Chairman since October 1994 and President, Pitney Bowes
                                  Office Systems from 1990 to 1994; age 54. Mr. Breslawsky
                                  has been a director since June 1996 and is a member of the
                                  Audit Committee; Finance Committee; and Regulatory
                                  Compliance Committee. He is also a director of Pitney
                                  Bowes Inc., The United Illuminating Company and Pitney
                                  Bowes Credit Corp.

                        NOMINEE FOR ELECTION AS A CLASS II DIRECTOR

Tony L. White...................  Chairman, President and Chief Executive Officer of The
                                  Perkin-Elmer Corporation (life science systems and
                                  analytical instruments) since September 1995, having been
                                  Executive Vice President, Baxter International Inc. from
                                  November 1993 to September 1995 and Executive Vice
                                  President, Global Business, Baxter International Inc. from
                                  March 1992 to November 1993; age 50. Mr. White has been a
                                  Director since July 1996 and is a member of the Audit
                                  Committee; Compensation Committee; and Regulatory
                                  Compliance Committee. He is also a director of
                                  Ingersoll-Rand Company.

                               OTHER DIRECTORS OF THE COMPANY
                           CLASS II DIRECTORS (TERMS EXPIRE 1998)

Joseph F. Abely, Jr. ...........  Retired Chairman and Chief Executive Officer of Sea-Land
                                  Corporation (international intermodal freight
                                  transportation and related trade services) since 1987,
                                  having been, prior thereto, Vice Chairman of the Board and a director of RJR Nabisco, Inc. (international consumer
                                  products); age 68. Mr. Abely has been a Director since
                                  December 1985 and is a member of the Compensation
                                  Committee; Finance Committee; and Regulatory Compliance
                                  Committee. He is also a director of The Perkin-Elmer
                                  Corporation and Burlington Industries, Inc.

Robert P. Luciano...............  Chairman of the Board of Schering-Plough Corporation
                                  (pharmaceuticals and consumer products) since January
                                  1996, having been Chairman and Chief Executive Officer
                                  since January 1986; age 63. Mr. Luciano has been a
                                  Director since 1981 and is a member of the Executive
                                  Committee; Compensation Committee; and Governance
                                  Committee. He is also a director of AlliedSignal Inc. and
                                  Merrill Lynch & Co., Inc.

Benson F. Smith.................  President and Chief Operating Officer since October 1995, having been Executive Vice President and Chief Operating
                                  Officer from July 1994 to October 1995, Executive Vice
                                  President-Operations from December 1993 to July 1994 and,
                                  prior thereto, Group Vice President from September 1991 to
                                  December 1993; age 49. Mr. Smith has been a Director since
                                  July 1994 and is a member of the Finance Committee.

                          CLASS III DIRECTORS (TERMS EXPIRE 1999)

T. Kevin Dunnigan...............  Chairman and Chief Executive Officer of Thomas & Betts
                                  Corporation (electrical/electronic components, connectors
                                  and accessories) since 1992, having been Chief Executive
                                  Officer since 1985 and President from 1980 to 1994; age
                                  59. Mr. Dunnigan has been a Director since December 1994
                                  and is a member of the Audit Committee and Regulatory
                                  Compliance Committee. He is also a director of Lukens,
                                  Inc. and Elsag Bailey Process Automation N.V.

Regina E. Herzlinger............  Nancy R. McPherson Professor of Business Administration,
                                  Harvard Business School since 1971; age 53. Professor
                                  Herzlinger has been a Director since 1991 and is a member
                                  of the Audit Committee; Finance Committee; and Regulatory
                                  Compliance Committee. She is also a director of Deere &
                                  Company, Manor Care, Inc., Cardinal Health Inc. and
                                  Schering-Plough Corporation, and is a member of the
                                  Visiting Committee on Sponsored Research of the
                                  Massachusetts Institute of Technology.

William H. Longfield............  Chairman and Chief Executive Officer since September 1995, having been President and Chief Executive Officer since
                                  June 1994 and President and Chief Operating Officer from
                                  September 1991 to June 1994. In addition, from October
                                  1993 to September 1995, Mr. Longfield had been delegated
                                  the additional responsibilities of Chairman of the Board
                                  and from October 1993 to June 1994 he had been delegated
                                  the additional responsibilities of Chief Executive
                                  Officer; age 58. Mr. Longfield has been a Director since
                                  1990 and is a member of the Executive Committee and
                                  Governance Committee. He is also a director of Manor Care,
                                  Inc., United Dental Care, The West Company and Horizon
                                  Mental Health Management, Inc.

                DIRECTORS RETIRING AS OF THE 1997 ANNUAL MEETING

    The Company wishes to acknowledge with gratitude the many years of service by the following Directors who will retire as of the 1997 Annual Meeting:

Raymond B. Carey, Jr. ..........  Retired Chairman and Chief Executive Officer of ADT, Inc.
                                  (electronic protection systems) since 1988; age 70. Mr.
                                  Carey has been a Director since 1991 and has served as a
                                  member of the Audit Committee; Regulatory Compliance
                                  Committee; and Finance Committee. He is also a director of
                                  Thomas & Betts Corporation.

Robert H. McCaffrey.............  Retired Chairman of the Board of Directors since February
                                  1991, having been Chairman of the Board of Directors from
                                  January 1989 to February 1991 and, prior thereto, Chairman of the Board of Directors and Chief Executive Officer
                                  since 1976; age 70. Mr. McCaffrey has been a Director
                                  since 1976 and has served as a member of the Executive
                                  Committee; Finance Committee; and Governance Committee. He
                                  is also a director of KLM Communications, Inc.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The table below indicates all persons who management knows as of the record date to beneficially own more than 5% of the Company's outstanding Common Stock:

                                                                                        NUMBER OF SHARES
                                                                                        OF COMMON STOCK
                                                                                          BENEFICIALLY      PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                                                         OWNED         OF CLASS
--------------------------------------------------------------------------------------  ----------------  -----------
Wellington Management Company, LLP(1).................................................       5,695,400(2)       9.98
  75 State Street
  Boston, Massachusetts 02109

Swiss Bank Corporation(3).............................................................       3,415,757(4)        6.0
  Aeschenplatz 6 CH-4002
  Basel, Switzerland

------------------------

(1) Based upon a Schedule 13G, dated January 24, 1997.

(2) Denotes shared dispositive power with respect to 5,695,400 of such shares, shared voting power with respect to 1,557,800 of such shares and sole dispositive power and sole voting power with respect to none of such shares.

(3) Based upon a Schedule 13G, dated February 12, 1997. SBC Holding (USA), Inc. ("SBCUSA"), located at 222 Broadway, New York, New York, is a wholly-owned subsidiary of Swiss Bank Corporation ("SBC"), a holding company. Brinson Holdings, Inc. ("BHI"), located at 209 South LaSalle, Chicago, Illinois, is a wholly-owned subsidiary of SBCUSA. Brinson Partners, Inc. ("BPI"), located at 209 South LaSalle, Chicago, Illinois, is a wholly-owned subsidiary of BHI. By virtue of these corporate relationships, SBC, SBCUSA, BHI and BPI may be deemed to beneficially own and have the power to dispose and vote or direct the disposition or voting of all such shares which are held by BPI or its wholly-owned subsidiary, Brinson Trust Company.

(4) Denotes shared dispositive power and shared voting power with respect to all shares indicated.

SECURITIES OWNERSHIP OF MANAGEMENT

    The table below contains information as of February 24, 1997 with respect to the beneficial ownership of Common Stock of the Company by each director of the Company and the Company's Chief Executive Officer and four other most highly compensated executive officers (collectively, the "Named Executive Officers") and all directors and executive officers as a group (including the Named Executive Officers). No director or executive officer owns more than 1% of the outstanding stock. All directors and executive officers as a group (24 people) own beneficially 1.2% of the outstanding stock. Unless otherwise noted in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the shares of Common Stock shown as beneficially owned.

                                                                         SHARES OF COMMON STOCK BENEFICIALLY
                                                                                        OWNED
                                                                         ------------------------------------
                                                                                             RIGHT TO ACQUIRE
                                                                                              WITHIN 60 DAYS
                                                                                                    OF
                                                                             HELD AS OF        FEBRUARY 24,
                                                                            FEBRUARY 24,           1997
NAME                                                                          1997(1)         UNDER OPTIONS
-----------------------------------------------------------------------  ------------------  ----------------
Joseph F. Abely, Jr....................................................           3,800              1,800
William C. Bopp........................................................          24,031             40,197
Marc C. Breslawsky.....................................................             200                -0-
William T. Butler, M.D.................................................           6,100              1,800
Raymond B. Carey, Jr...................................................           3,800              1,800
Daniel A. Cronin, Jr...................................................          15,200              1,800
T. Kevin Dunnigan......................................................           1,400                200
Regina E. Herzlinger...................................................           1,700              1,800
William H. Longfield...................................................          52,219            188,081
Robert P. Luciano......................................................           5,800              1,800
Robert H. McCaffrey(2).................................................         362,453              1,800
Timothy M. Ring........................................................           7,475             21,200
Benson F. Smith........................................................          42,436             74,255
William T. Tumber......................................................          19,958             23,391
Tony L. White..........................................................             200                -0-
All Directors and Executive Officers as a group (24 people)............         655,142            481,948

------------------------

(1) Excludes phantom stock shares credited to the accounts of non-employee directors under the Deferred Compensation Agreement for Non-Employee Directors, as follows: Marc C. Breslawsky, 934; T. Kevin Dunnigan, 2,721; Regina E. Herzlinger, 5,750; Tony L. White, 807. See "Compensation of Outside Directors--Fees and Deferred Compensation." Excludes 29,553 share equivalent units credited to the accounts of non-employee directors under the Stock Equivalent Plan for Outside Directors. See "Compensation of Outside Directors--Stock Equivalent Plan for Outside Directors."

(2) Includes 10,970 shares owned by his wife as to which he disclaims beneficial ownership. Includes 19,000 shares held by a trust for his child. Includes 13,325 shares owned by a foundation of which he is President. Includes 151,999 shares owned by two foundations of which he is a co-trustee and as to all of which investment or voting power is shared.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Under the federal securities laws, the Company's directors, officers and ten percent shareholders are required to report to the Securities and Exchange Commission and the New York Stock Exchange, by specific dates, transactions and holdings in the Company's Common Stock. Based solely on its review of the copies of such forms received by it or written representations from certain reporting persons that no annual corrective filings were required for those persons, the Company believes that during fiscal 1996 all these filing requirements were timely satisfied.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors met seven times in 1996. No director of the Company attended fewer than 85% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which they served.

    The Board of Directors has several standing committees, including, among others, an Audit Committee, a Compensation Committee and a Governance Committee.

    The Audit Committee, currently composed of Directors Breslawsky, Carey, Cronin, Dunnigan, Herzlinger and White, met two times during 1996. The principal functions of the Audit Committee are to (i) make recommendations to the full Board concerning the appointment of independent public accountants, (ii) review the scope of the audit and related fees, (iii) review the Company's accounting principles, policies and reporting practices with the independent public accountants, internal auditors and management, (iv) discuss with the independent public accountants the results of their audit and determine what action, if any, is required with respect to the Company's internal control structure, (v) meet separately with the independent public accountants as well as separate meetings with the internal auditors and (vi) consider other audit and nonaudit matters from time to time as requested by the full Board.

    The Compensation Committee, currently composed of Directors Abely, Butler, Luciano and White, met three times during 1996. The principal functions of the Compensation Committee are to review and report to the Board of Directors on all matters involving compensation of employees and management and to administer the Company's 1994 Executive Bonus Plan and 1993 Long Term Incentive Plan, as amended and restated.

    The Governance Committee, currently composed of Directors Butler, Longfield, Luciano and McCaffrey, met four times during 1996. The principal functions of the Governance Committee are to advise and make recommendations to the Board of Directors on all matters concerning Board procedures and directorship practices. The Committee also reviews and makes recommendations to the Board of Directors concerning the qualifications and selection of candidates as nominees for election as directors and will consider nominees recommended by shareholders. Such recommendations should be submitted to the Secretary of the Company.

EXECUTIVE COMPENSATION

    COMPENSATION COMMITTEE REPORT

    The Company's executive compensation program is designed to create a link between pay and performance. Performance is the critical factor in all compensation decisions. The Company relies on established compensation consultants to analyze and evaluate the total compensation paid to executives against that of competitive companies. The components of total compensation are base salary, annual cash bonus incentives and long-term incentives. The Compensation Committee believes that a strong link between pay and performance will enhance the Company's ability to attract, motivate and retain key employees.

    BASE SALARIES

    Base salaries are determined by evaluating the responsibility of the executive and by reference to the competitive marketplace for executive talent. In order to attract and retain high caliber executives, base salaries are targeted slightly above average but below the high end compared with the Company's competition for executive talent. The Company believes that its competition for executive talent comes from a selected group of companies in the same industry as, and with sales and products similar to those of, the Company. This selected group of companies is larger than, and does not contain all the companies in, the peer group which makes up the S&P Medical Products and Supplies Index in the Comparison of Five Year Cumulative Total Returns below, as the Company believes that reference to the S&P Medical

Products and Supplies Index provides the most meaningful comparison for shareholder returns, while the larger, selected group of companies is more representative of the Company's competition for executive talent.

    In determining base salary increases as well as total compensation, the Compensation Committee takes into account corporate and individual performance, inflation rates and the salary levels prevailing at the selected group of companies described above. Increases in base salaries are influenced by the performance of the Company and the individual as compared with established goals and objectives. Goals and objectives vary by individual and include the attainment of targeted levels of sales, net profits, earnings per share and return on shareholders' investment, as well as individual goals consisting of the attainment of strategic and operational initiatives (i.e., expansion of globalization, acquisitions/divestitures). For purposes of base salary increases, no particular weight is assigned to any goal.

    In determining the base salary of Mr. Longfield, the Compensation Committee weighed corporate and individual performance more heavily than inflation or analysis of competitive salary data.

    The Compensation Committee considers the recommendation of the Chairman and Chief Executive Officer in approving the base salaries of Messrs. Smith, Bopp, Ring, Tumber and all other executives whose base salaries exceed $150,000 annually. Goals and objectives for these individuals are based on the targeted levels described above for the Divisions or corporate staff functions for which they are responsible and individual strategic and operational initiatives. Performance is weighed more heavily than inflation and competitive salary data.

    Each year, the Compensation Committee establishes a merit fund which is used to increase base salaries for professional and managerial employees. The amount of the merit fund is determined on the basis of an analysis of several industry specific and general, non-industry specific surveys which are conducted on an annual basis by consulting companies and trade associations. Individuals receive a salary increase paid out of the merit fund based on a formula which is designed to reward superior individual performance.

    BONUS PLANS

    Awards under the Company's bonus plans are determined based on the degree to which corporate and, in certain cases, group financial and individual, non-financial goals are attained.

    Actual incentive compensation awards may be either more or less than targeted amounts depending on actual results compared with corporate and group and individual performance measures. Thus the Company's incentive plans create a direct link between pay and performance.

    At the beginning of each year, the Board of Directors, for corporate planning purposes and in consultation with the management of the Company, approves certain financial targets for the Company, including an earnings per share target. The earnings per share target then becomes the critical financial indicator used by the Compensation Committee in determining awards under the Company's bonus plans for Mr. Longfield and the other executive officers, other than Group Vice Presidents whose bonuses are determined as described below. All bonuses are based on operational results exclusive of items of an unusual and/or non-recurring nature.

    Certain executive officers of the Company, including the Named Executive Officers, receive their bonuses under the Company's 1994 Executive Bonus Plan. Bonuses under this plan for 1996 were determined by reference to the degree to which the Company's earnings per share target for 1996 was achieved and, with respect to Group Vice Presidents, including Messrs. Ring and Tumber, with equal weight by reference to the degree to which the net income target established for their respective groups was achieved. In 1996, 93% of the Company's earnings per share target (exclusive of items of an unusual and/or non-recurring nature) was achieved and 90.7% and 56.2% of the net income targets for the respective groups of Messrs. Ring and Tumber were achieved. In awarding bonuses to the Named

Executive Officers, the Compensation Committee may grant less than, but not more than, the amounts determined pursuant to guidelines established pursuant to the 1994 Executive Bonus Plan.

    Except as set forth below, bonuses for the Company's other executive officers for 1996 were determined by reference to the degree to which the Company's earnings per share target for 1996 was achieved and the degree to which individual strategic and operational initiatives for 1996 were achieved. The Chairman and Chief Executive Officer establishes individual strategic and operational goals taking into account the executive's position in the Company and the executive's particular strengths and opportunities for improvement. Approximately 80% of the bonuses awarded to these executives in 1996 was based on the degree of achievement of the Company's earnings per share target and approximately 20% was based on the degree of achievement of individual strategic and operational initiatives. The executive officers of the Company who are responsible for quality control and regulatory and medical affairs do not participate in the Company's bonus plans.

    STOCK OPTIONS

    Under the Company's 1993 Long Term Incentive Plan, as amended and restated, in 1996 the Compensation Committee granted stock options to selected executive officers, including the Named Executive Officers. The Compensation Committee may, in its discretion, grant limited stock appreciation rights that may only be exercised in the event of a change of control of the Company. Limited stock appreciation rights were granted in tandem with all options granted to executive officers.

    Stock options are combined with other long term incentives to target total compensation for long term incentives at slightly above the average but below the high end of the selected group of companies described above. Actual awards may be more or less than targeted amounts depending on actual results compared with corporate and, in certain cases, group and individual performance measures as described under "Bonus Plans".

    In determining the number of options granted to each individual the Compensation Committee uses a multiple of base salary divided by the share price on the date of grant.

    The Company uses the Black-Scholes method to determine the potential value of stock options.

    RESTRICTED STOCK AWARDS

    Under the 1993 Long Term Incentive Plan, as amended and restated, in 1996 the Compensation Committee granted restricted stock to selected executive officers, including the Named Executive Officers. Restricted stock vests in accordance with a schedule specified by the Compensation Committee. Restricted stock is combined with other long term incentives to target total compensation for long term incentives at slightly above the average but below the high end of the selected group of companies described above. Executive officers may receive more or less than the targeted amounts depending on actual results compared with corporate and, in certain cases, group and individual performance measures as described under "Bonus Plans".

    The formula for determining the number of shares of restricted stock granted to each individual is a multiple of base salary weighted for attainment of goals and objectives and divided by the share price on the date of grant.

    COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

    Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the Chief Executive Officer and the four other most highly compensated executive officers for 1994 and thereafter. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The Company's 1994 Executive Bonus Plan and 1993 Long Term Incentive Plan, as amended and restated, have been structured such that annual incentive bonuses and long-term equity-based compensation paid thereunder for the Company's most senior executives should constitute qualifying performance-based compensation under Section 162(m). The Company's shareholders have approved both such plans. However, the Compensation Committee recognizes that unanticipated future events, such as a change of control of the Company or a change in executive personnel, could result in a disallowance of compensation deductions under Section 162(m). Moreover, the Compensation Committee may from time to time award compensation that is non-deductible under Section 162(m) when in the exercise of the Compensation Committee's business judgment such award would be in the best interest of the Company. The Compensation Committee believes that all compensation reported in the Summary Compensation Table below for 1996 should be deductible under the Internal Revenue Code.

                                      THE COMPENSATION COMMITTEE
                                      Robert P. Luciano, Chairman
                                      Joseph F. Abely, Jr.
                                      William T. Butler, M.D.
                                      Tony L. White

SUMMARY COMPENSATION TABLE

    The table below sets forth information concerning compensation paid to the Named Executive Officers during the last three fiscal years.

                                                                ANNUAL COMPENSATION                  LONG TERM COMPENSATION
                                                       -------------------------------------  -------------------------------------
                                                                                                       AWARDS
                                                                                              ------------------------    PAYOUTS
                                                                                  OTHER       RESTRICTED   SECURITIES   -----------
                                                                                 ANNUAL          STOCK     UNDERLYING      LTPIP
NAME AND                                                SALARY      BONUS     COMPENSATION      AWARDS       OPTIONS      PAYOUTS
PRINCIPAL POSITION                            YEAR        ($)        ($)         ($)(1)         ($)(2)       (#)(3)       ($)(4)
------------------------------------------  ---------  ---------  ---------  ---------------  -----------  -----------  -----------
William H. Longfield......................       1996    625,000    287,500        18,018        263,812       67,048       34,426
  Chairman and                                   1995    575,000    310,500        16,926        303,747       74,220       53,999
  Chief Executive Officer                        1994    525,000    315,000        15,834        302,563       89,352       46,137

Benson F. Smith...........................       1996    416,000    175,500        10,560        124,687       27,892       29,568
  President and                                  1995    374,256    198,000         9,920        359,164       29,360       27,692
  Chief Operating Officer                        1994    317,500    192,500         9,280        119,130       34,128       23,660

William C. Bopp...........................       1996    254,000     97,400         4,950         51,516       11,612       12,250
  Executive Vice President and Chief             1995    226,057    109,800         4,650        203,742       12,260       11,472
  Financial Officer                              1994    208,700    104,400         4,350         59,796       15,264       12,675

Timothy M. Ring...........................       1996    244,787     83,000           -0-         43,641       12,976          -0-
  Group Vice President                           1995    224,000    106,800           -0-         54,442       13,008          -0-
                                                 1994    201,458     95,600           -0-         49,637       14,296          -0-

William T. Tumber.........................       1996    274,275     44,800         8,580         47,906       11,856       27,456
  Senior Vice President                          1995    246,925     78,000         8,060         56,822       12,452       25,714
                                                 1994    235,125     87,500         7,540         47,607       13,756       21,970



                                              ALL OTHER
NAME AND                                     COMPENSATION
PRINCIPAL POSITION                              ($)(5)
------------------------------------------  --------------
William H. Longfield......................       206,864
  Chairman and                                   193,826
  Chief Executive Officer                        171,270
Benson F. Smith...........................        37,877
  President and                                   34,625
  Chief Operating Officer                         28,968
William C. Bopp...........................        53,077
  Executive Vice President and Chief              47,742
  Financial Officer                               42,921
Timothy M. Ring...........................        13,530
  Group Vice President                            12,572
                                                  11,148
William T. Tumber.........................        31,027
  Senior Vice President                           76,749
                                                  73,038

------------------------

(1) All of these amounts represent dividend equivalents paid under the Long Term Performance Incentive Plan ("LTPIP"). No grants have been made under this Plan since January 1, 1993.

(2) As of December 31, 1996: William H. Longfield held an aggregate of 37,750 shares of restricted stock with an aggregate value of $1,057,000; Benson F. Smith held an aggregate of 23,560 shares of restricted stock with an aggregate value of $659,680; William C. Bopp held an aggregate of 12,180 shares of restricted stock with an aggregate value of $341,040; Timothy M. Ring held an aggregate of 6,380 shares of restricted stock with an aggregate value of $176,640; and William T. Tumber held an aggregate of 7,690 shares of restricted stock with an aggregate value of $215,320. Dividends are paid on all shares of restricted stock.

(3) Grants consist of stock options with attached limited rights exercisable in the event of a change of control. See "Certain Compensation Arrangements" below for a description of the material features of the limited stock appreciation rights.

(4) The dollar amounts for 1996, 1995 and 1994 were derived by multiplying the number of vested performance units by $10.56, $9.89 and $8.45, respectively, the book values of a share of the Common Stock of the Company at December 31, 1996, December 31, 1995 and December 31, 1994, respectively. These payouts are not made until the employee retires or otherwise leaves employment with the Company. No grants have been made under this Plan since January 1, 1993.

(5) As required by the rules of the Securities and Exchange Commission, the amounts reflected in this column include the annual accruals to the employees' accounts under the Supplemental Insurance/Retirement Plan. Under this plan, the annual accruals are disproportionately higher in the later years of an employee's participation in order to create an incentive to an executive to continue employment with the Company until at least age 62 when accruals cease. The Company believes that a more realistic reflection of the accruals under the Supplemental Insurance/Retirement Plan is the actuarial average, over the years of an executive's participation in the plan, of the aggregate expected accruals under the plan. On this basis, the actuarial average accrual amounts for Messrs. Longfield, Smith, Bopp, Ring and Tumber would be $121,922, $35,953, $27,588, $8,164 and $32,288, respectively, in
    1996, $111,158, $31,878, $24,554, $6,423 and $31,574, respectively, in 1995 and $96,732, $24,484, $22,001, $0 and $28,207, respectively, in 1994, as opposed to the amounts shown in the column.

   For William H. Longfield, the 1996 amount in the column represents Company contributions of $3,750 under the Retirement Savings Plan, $197,738 accrued under the Supplemental Insurance/Retirement Plan and $5,376 which, net of tax, is reimbursement for insurance premiums paid under such latter plan; the 1995 amount in the column represents Company contributions of $3,750 under the Retirement Savings Plan, $185,680 accrued under the Supplemental Insurance/Retirement Plan and $4,396 which, net of tax, is reimbursement for insurance premiums paid under such latter plan; the 1994 amount in the column represents Company contributions of $3,750 under the Retirement Savings Plan, $163,940 accrued under the Supplemental Insurance/Retirement Plan and $3,580 which, net of tax, is reimbursement for insurance premiums paid under such latter plan.

   For Benson F. Smith, the 1996 amount in the column represents Company contributions of $3,750 under the Retirement Savings Plan, $32,374 accrued under the Supplemental Insurance/Retirement Plan and $1,753 which, net of tax, is reimbursement for insurance premiums paid under such latter plan; the 1995 amount in the column represents Company contributions of $3,750 under the Retirement Savings Plan, $29,424 accrued under the Supplemental Insurance/Retirement Plan and $1,451 which, net of tax, is reimbursement for insurance premiums paid under such latter plan; the 1994 amount in the column represents Company contributions of $3,750 under the Retirement Savings Plan, $24,160 accrued under the Supplemental Insurance/ Retirement Plan and $1,058 which, net of tax, is reimbursement for insurance premiums paid under such latter plan.

   For William C. Bopp, the 1996 amount in the column represents Company contributions of $3,750 under the Retirement Savings Plan, $47,904 accrued under the Supplemental Insurance/Retirement Plan and $1,423 which, net of tax, is reimbursement for insurance premiums paid under such latter plan; the 1995 amount in the column represents Company contributions of $3,750 under the Retirement Savings Plan, $42,830 accrued under the Supplemental Insurance/Retirement Plan and $1,162 which, net of tax, is reimbursement for insurance premiums paid under such latter plan; the 1994 amount in the column represents Company contributions of $3,750 under the Retirement Savings Plan, $38,156 accrued under the Supplemental Insurance/ Retirement Plan and $1,015 which, net of tax, is reimbursement for insurance premiums paid under such latter plan.

   For Timothy M. Ring, the 1996 amount in the column represents Company contributions of $3,750 under the Retirement Savings Plan, $9,197 accrued under the Supplemental Insurance/Retirement Plan and $583 which, net of tax, is reimbursement for insurance premiums paid under such latter plan; the 1995 amount in the column represents Company contributions of $3,750 under the Retirement Savings Plan, $8,327 accrued under the Supplemental Insurance/Retirement Plan and $495 which, net of tax, is reimbursement for insurance premiums paid under such latter plan; the 1994 amount in the column represents Company contributions of $3,750 under the Retirement Savings Plan, $6,961 accrued under the Supplemental Insurance/Retirement Plan and $437 which, net of tax, is reimbursement for insurance premiums paid under such latter plan.

   For William T. Tumber, the 1996 amount in the column represents Company contributions of $3,750 under the Retirement Savings Plan, $24,078 accrued under the Supplemental Insurance/Retirement Plan and $3,199 which, net of tax, is reimbursement for insurance premiums paid under such latter plan; the 1995 amount in the column represents Company contributions of $3,750 under the Retirement Savings Plan, $70,210 accrued under the Supplemental Insurance/Retirement Plan and $2,709 which, net of tax, is reimbursement for insurance premiums paid under such latter plan; the 1994 amount in the column represents Company contributions of $3,750 under the Retirement Savings Plan, $66,786 accrued under the Supplemental Insurance/Retirement Plan and $2,502 which, net of tax, is reimbursement for insurance premiums paid under such latter plan.

CERTAIN COMPENSATION ARRANGEMENTS

    The Company has an agreement with Mr. Longfield which provides for benefits upon any termination of employment within three years after a change of control (defined to include the acquisition by a person or a group of 20% or more of the voting power of the Company's stock or a change in the members of the Board of Directors such that the continuing directors cease to constitute a majority of the Board of Directors during a two-year period). This agreement expires three years after any change of control, but under certain circumstances may be terminated by the Board of Directors prior to any change of control and will expire immediately upon the earlier of Mr. Longfield's death, permanent disability or termination of employment for cause. Benefits include (i) severance pay of three times the sum of Mr. Longfield's highest base salary and his average annual bonus during the three years prior to severance and (ii) continued participation in the Company's benefit plans for one year (or, if such participation is not possible, provision for substantially similar benefits). The Company has similar agreements with Messrs. Smith, Bopp, Ring, Tumber and seven other executive officers. In addition, the Company has entered into a Supplemental Executive Retirement Agreement with Mr. Longfield which provides for additional benefits each year for a period of fifteen years to Mr. Longfield generally equal to (i) 50% of his salary and bonus averaged over the five completed calendar years which provide the highest average of all the completed calendar years ending before the time Mr. Longfield becomes entitled to benefits under such agreement minus (ii) an amount equal to the annual payment that would be made to Mr. Longfield if the sum of benefits to which Mr. Longfield is entitled under the Company's qualified and non-qualified pension plans (as of the date benefits under the agreement commence) were converted into an actuarially equivalent 15-year installment payment of benefits. Benefits under this plan commence upon death, disability, termination other than by reason of discharge for cause, voluntary retirement on or after age 62 or voluntary retirement within two years after a change of control. Change of control for this purpose is defined in substantially the same manner as described above.

    The Company provides supplemental annuities to certain officers, including the Named Executive Officers, and other key employees for a fifteen-year period commencing on retirement pursuant to the Supplemental Insurance/Retirement Plan or, with respect to officers, following a termination of employment within two years after a change of control. Change of control for this purpose is defined in substantially the same manner as in the agreements with Mr. Longfield.

    The Company's 1993 Long Term Incentive Plan, as amended and restated, provides that the Compensation Committee may grant limited stock appreciation rights entitling the holder thereof to surrender to the Company, under certain circumstances, such rights in exchange for cash as described below. A limited stock appreciation right can only be exercised within the sixty-day period commencing upon the date of the first public disclosure of a change of control. Change of control for this purpose is defined in substantially the same manner as in the agreements with Mr. Longfield. Limited stock appreciation rights are exercisable whether or not the holder thereof is then employed by the Company. Upon exercise of a limited stock appreciation right, the holder thereof shall be entitled to receive an amount in cash equal to the greater of (i) the fair market value of the shares of the Common Stock of the Company with respect to which the limited stock appreciation right was exercised over the option price of such shares and (ii) if the change of control is the result of a transaction or a series of transactions, the highest price per share of Common Stock of the Company paid in such transaction or transactions during the sixty-day period up to the date of exercise over the option price of such shares.

    Stock options granted under the Company's prior stock option plans; stock options, stock appreciation rights and restricted stock granted under the Company's 1993 Long Term Incentive Plan, as amended and restated; and performance units (representing the right to future cash payments based on the per share net book value of the Company's Common Stock) granted under the Company's Long Term Performance Incentive Plan, vest immediately upon the occurrence of a change of control (defined in substantially the same manner as in the agreements with Mr. Longfield).

COMPENSATION OF OUTSIDE DIRECTORS

    FEES AND DEFERRED COMPENSATION

    Non-employee directors receive a $25,000 annual retainer plus $1,200 per Board meeting attended and an additional $1,200 per committee meeting attended, except for committee chairmen who receive a committee meeting fee of $2,400 for each committee meeting chaired. Under the Deferred Compensation Agreement for Non-Employee Directors, all or a portion of such fees may be deferred at the election of the director, and any amount so deferred is valued at the election of the director either (i) as if invested in an interest-bearing account or (ii) as if invested in units which are valued as if such units were Common Stock of the Company (phantom stock shares). Deferred fees are payable in cash, in installments or as a lump sum upon termination of services as a director. Directors who are also employees do not receive any fees as Directors for attendance at Board and committee meetings.

    1988 DIRECTORS STOCK AWARD PLAN, AS AMENDED

    Under the Company's 1988 Directors Stock Award Plan, as amended (the "1988 Plan"), directors who are not employees of the Company are awarded additional compensation in the form of shares of Common Stock of the Company and options to purchase shares of Common Stock of the Company.

    In October of the year in which a non-employee director is elected to the Board of Directors, such non-employee director is granted the right to receive 200 shares of Common Stock of the Company during each year of the director's term. However, such director is not entitled to any such installment of shares in the event that for any reason such director is not a non-employee director on the date on which an installment of shares of Common Stock would otherwise be transferable under the 1988 Plan. The 1988 Plan provides that no shares of Common Stock awarded to a non-employee director under the 1988 Plan may be disposed of until the expiration of two years from the date of the transfer of such shares to the non-employee director; however, such transfer restriction ceases to apply upon the death or permanent disability of the non-employee director.

    In July of each year, each non-employee director is granted an option to purchase 600 shares of Common Stock of the Company. Such options have a ten-year term and become exercisable with respect to 200 shares of Common Stock of the Company subject thereto on each of the first three anniversaries following the date of grant. The purchase price per share of Common Stock of the Company purchased under an option granted pursuant to the 1988 Plan shall not be less than the mean between the high and low sale price, regular way, on the New York Stock Exchange-Composite Tape on the date the option was granted.

    If a non-employee director shall, by reason other than death or retirement, cease to be a member of the Board of Directors of the Company while holding an outstanding option, such non-employee director shall be permitted to exercise such option within sixty days from the day he or she ceased to be a member of the Board of Directors; but in no event later than the expiration date of the option, with respect to all or any part of the entire balance of shares of Common Stock of the Company to the extent exercisable by such non-employee director at the time he or she ceased to be a member of the Board of Directors. If a non-employee director shall die after the date he or she ceases to be a member of the Board of Directors of the Company while holding an outstanding option, such option shall be exercisable to the extent, and during the period, that such option would, but for his or her death, have otherwise been exercisable by such non-employee director. If a non-employee director shall cease to be a member of the Board of Directors of the Company by reason of retirement while holding an outstanding option, such non-employee director shall be permitted to exercise such option within three years from the last day of the month in which he or she retired; but in no event later than the expiration date of the option, with respect to all or any part of the entire balance of shares of Common Stock of the Company to the extent exercisable by such non-employee director at the time he or she retired. If a non-employee director shall die while holding an outstanding option, and at the time of death, such option was then exercisable with respect to less than 100% of the shares subject thereto, the number of shares with respect to which such option shall be exercisable shall be increased to 100% of the total number of shares subject thereto. The period during which such option shall be exercisable shall commence on the date of death and end on the first anniversary of the month in which the date of death occurred, but in no event shall the period extend beyond the expiration date of the option.

    STOCK EQUIVALENT PLAN FOR OUTSIDE DIRECTORS

    On December 11, 1996, the Board of Directors approved the Stock Equivalent Plan for Outside Directors (the "Stock Equivalent Plan"), effective January 1, 1997, to replace a retirement income plan formerly maintained by the Company. Pursuant to the Stock Equivalent Plan, on December 31 of each year, commencing December 31, 1997, each non-employee director of the Company is credited with a number of units equal to (i) the sum of (A) the annual retainer for non-employee directors then in effect and (B) 12 times the per meeting fee for non-employee directors then in effect, divided by (ii) the average of the high and low selling prices of the Common Stock of the Company on the New York Stock Exchange on such date. Upon termination of service as a non-employee director, a participant in the Stock Equivalent Plan who shall have served on the Board of Directors for at least five years shall become entitled to receive an amount in cash equal to the product of (i) the number of units credited to such participant and (ii) the average of the closing prices of the Common Stock of the Company on the New York Stock Exchange during the six-month period immediately preceding such participant's termination of service, payable in installments over that number of years equal to the number of full or partial years of such participant's service on the Board of Directors. In the event of a change of control of the Company (defined substantially the same as under "Certain Compensation Arrangements" above), participants in the Stock Equivalent Plan become entitled to receive benefits thereunder as described in the preceding paragraph. In the event of a participant's death, his or her surviving spouse shall receive the same benefits that such director would have received had he or she survived.

    The Company formerly maintained a retirement income plan for non-employee directors who served on the Board of Directors for at least five years. Upon retirement, such directors became entitled to receive annual payments equal to an amount composed of the annual retainer together with an amount based upon the annual meeting fees in effect at the time of retirement. Such payments were made for that number of years equal to the number of full or partial years of service on the Board of Directors. In the event of the retired director's death, his or her surviving spouse became entitled to receive the same benefits that such director would have received had he or she survived. Currently-serving non-employee directors of the Company entitled to benefits accumulated under the retirement income plan elected either to have such benefits paid out upon retirement as provided under the former retirement income plan or to convert such benefits into share equivalent units under the Stock Equivalent Plan. The Company continues to make payments under the retirement income plan for the benefit of non-employee directors who retired prior to January 1, 1997 with at least five years of service on the Board of Directors.

    RELATED TRANSACTIONS

    Regina Herzlinger, a member of the Company's Board of Directors, serves on the Board of Directors of Belmont Instrument Corp. ("Belmont"). In 1996, the Vascular Systems Division of the Company purchased from Belmont approximately $3,553,000 of a product developed by Belmont and distributed by the Company. Professor Herzlinger's husband, George, is the President and a director of Belmont, and the Herzlingers are its majority shareholders. The Company's business relationship with Belmont predates and is independent of Professor Herzlinger's election to the Company's Board of Directors. The Company's Board of Directors has determined that the contract between the Company and Belmont is fair and reasonable and in the best interest of the Company's shareholders. Professor Herzlinger excused herself from the meeting of the Board of Directors while such matter was discussed and such determination made.

OPTION GRANTS IN LAST FISCAL YEAR

    The table below sets forth information concerning options granted to the Named Executive Officers during the last fiscal year.

                                                                    INDIVIDUAL GRANTS                    GRANT DATE
                                        NUMBER OF    -----------------------------------------------      VALUE(1)
                                       SECURITIES       % OF TOTAL                                    ----------------
                                       UNDERLYING     OPTIONS GRANTED   EXERCISE OR                      GRANT DATE
                                         OPTIONS      TO EMPLOYEES IN   BASE PRICE     EXPIRATION      PRESENT VALUE
NAME                                  GRANTED(#)(2)     FISCAL YEAR      ($/SHARE)        DATE              ($)
------------------------------------  -------------  -----------------  -----------  ---------------  ----------------

William H. Longfield................       67,048              9.6         32.8125     July 10, 2006        644,331
  Chairman and
  Chief Executive Officer

Benson F. Smith.....................       27,892              4.0         32.8125     July 10, 2006        268,042
  President and
  Chief Operating Officer

William C. Bopp.....................       11,612              1.7         32.8125     July 10, 2006        111,591
  Executive Vice President and
  Chief Financial Officer

Timothy M. Ring.....................       12,976              1.9         32.8125     July 10, 2006        124,699
  Group Vice President

William T. Tumber...................       11,856              1.7         32.8125     July 10, 2006        113,936
  Group Vice President

------------------------

(1) The valuation calculations are solely for the purposes of compliance with the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, and are not intended to forecast possible future appreciation, if any, of the Company's stock price. Grant date values are based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercising price on the date the option is exercised, so that there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The grant date values were determined based in part upon the following assumptions: (a) an expected volatility of 29.00% based on daily stock prices of the Company's Common Stock for the one-year period prior to the grant date; (b) a risk-free rate of return of 6.67%; (c) the Company's Common Stock five-year dividend yield of 2.00%; and (d) an expected option life of 4.4 years.

(2) Grants consist of stock options with attached limited stock appreciation rights which are exercisable in the event of a change of control. See "Certain Compensation Arrangements" above for a description of the material features of the limited stock appreciation rights. Options become exercisable in four annual installments commencing one year after the date of grant and are exercisable at a price equal to the market price on the date of grant.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FISCAL YEAR-END OPTION
  VALUES

    The table below sets forth information concerning exercises of stock options by the Named Executive Officers during the last fiscal year and the fiscal year-end value of the Named Executive Officers' unexercised options.

                                                                                     NUMBER OF
                                                                                    SECURITIES          VALUE OF
                                                                                    UNDERLYING         UNEXERCISED
                                                                                    UNEXERCISED       IN-THE-MONEY
                                                                                    OPTIONS AT         OPTIONS AT
                                                                                   FY-END(#)(1)       FY-END($)(1)
                                                        SHARES         VALUE     -----------------  -----------------
                                                      ACQUIRED ON    REALIZED      EXERCISABLE/       EXERCISABLE/
NAME                                                  EXERCISE(#)       ($)        UNEXERCISABLE    UNEXERCISABLE(2)
---------------------------------------------------  -------------  -----------  -----------------  -----------------
William H. Longfield...............................          -0-           -0-     188,081/177,239    853,850/255,238
  Chairman and
  Chief Executive Officer

Benson F. Smith....................................        2,600        43,712      74,255/ 70,801    348,282/ 97,567
  President and
  Chief Operating Officer

William C. Bopp....................................          -0-           -0-      43,597/ 30,714    179,318/ 44,343
  Executive Vice President and
  Chief Financial Officer

Timothy M. Ring....................................          -0-           -0-      21,200/ 31,480     59,117/ 40,867
  Group Vice President

William T. Tumber..................................          -0-           -0-      23,391/ 31,673     58,367/ 41,899
  Group Vice President

------------------------

(1) These options were granted over a period of years.

(2) Rounded value at $28.00 per share market price.

PENSION TABLE

    The table below sets forth the aggregate estimated annual retirement benefits payable under the Company's Employees' Retirement Plan, Excess Benefit Plan and Supplemental Executive Retirement Plan for employees retiring at normal retirement age (65) in 1996.

   FIVE YEAR                                    YEARS OF PARTICIPATION
    AVERAGE       ----------------------------------------------------------------------------------
  COMPENSATION        10          15          20          25          30          35          40
----------------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
  $     50,000    $    7,000  $   10,500  $   14,000  $   17,500  $   21,000  $   24,500  $   28,000
       100,000        14,500      22,000      29,000      36,500      43,500      51,000      58,000
       150,000        22,000      33,000      44,000      55,000      66,000      77,000      88,000
       200,000        29,500      44,500      59,500      74,000      88,500     103,500     118,000
       250,000        37,000      55,500      74,000      92,500     111,000     129,500     148,000
       300,000        44,500      67,000      89,000     111,500     133,500     156,000     178,000
       400,000        59,500      89,500     119,000     149,000     178,500     208,500     238,000
       500,000        74,500     112,000     149,000     186,500     223,500     261,000     298,000
       600,000        89,500     134,500     179,000     224,000     268,500     313,500     358,000
       700,000       104,500     157,000     209,000     261,500     313,500     366,000     418,000
       800,000       119,500     179,500     239,000     299,000     358,500     418,500     478,000
       900,000       134,500     202,000     269,000     336,500     403,500     471,000     538,000
     1,000,000       149,500     224,500     299,000     374,000     448,500     523,500     598,000

    Under the Company's Employees' Retirement Plan, Excess Benefit Plan and Supplemental Executive Retirement Plan, benefits are determined on the basis of an employee's pensionable earnings, which include regular salary, commissions, bonuses, overtime pay and shift differentials. Annual bonus amounts reflected in the Summary Compensation Table relate to the year in which such bonuses were accrued and are not included in the calculation of annual compensation for purposes of the Company's Employees' Retirement Plan, Excess Benefit Plan and Supplemental Executive Retirement Plan until the succeeding year.

    The estimated credited full years of service for Messrs. Longfield, Smith, Bopp, Ring and Tumber are 7, 16, 15, 4 and 16, respectively. The estimated annual retirement benefits payable are based on employer contributions on a lifetime annuity basis to persons whose highest average compensation over a period of five consecutive years of service are in the indicated classifications. The benefits listed in the table are not subject to deductions for Social Security or any other offset amounts.

    Under the Supplemental Executive Retirement Agreement between the Company and Mr. Longfield described above under "Certain Compensation Arrangements," if Mr. Longfield were to retire at age 62, his estimated annual benefit at such time would be approximately $120,000 annually more than the estimated value of the Company's qualified and non-qualified pension plans available to Mr. Longfield at such age.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURNS

    The graph below compares the cumulative total shareholder return on the Company's Common Stock for the last five years with the cumulative total return on the S&P 500 Index and the S&P Medical Products & Supplies Index over the same period. The graph assumes the investment of $100 in each of the Company's Common Stock, the S&P 500 Index and the S&P Medical Products & Supplies Index on December 31, 1991 and that all dividends were reinvested.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           C.R. BARD, INC.  S&P MEDICAL PRODUCTS & SUPPLIES INDEX    S&P 500 INDEX
1991                   100                                     100              100
1992                110.06                                   85.68           107.62
1993                 85.64                                   65.34           118.46
1994                 93.68                                   77.48           120.03
1995                114.31                                  130.96           165.13
1996                 101.3                                   150.3           203.05

               PROPOSAL NO. 2--RATIFICATION OF THE APPOINTMENT OF
             ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has selected Arthur Andersen LLP to audit the accounts of the Company for the fiscal year ending December 31, 1997. Since their report will be addressed to the shareholders as well as the Board of Directors, the holders of Common Stock are asked to ratify this selection. The Company has been advised that a representative of Arthur Andersen LLP will be present at the Annual Meeting of Shareholders with the opportunity to make a statement if the representative desires to do so. It is expected that the representative will be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 2.

MISCELLANEOUS

    The Company does not know of any business other than that described above to be presented for action to the shareholders at the meeting, but it is intended that the proxies will be exercised upon any other matters and proposals that may legally come before the meeting and any adjournments thereof in accordance with the discretion of the persons named therein.

    The cost of this solicitation will be borne by the Company. It is contemplated that proxies will be solicited through the use of the mails, but officers and regular employees of the Company may solicit proxies personally or by telephone or special letter. The Company has retained the firm of D.F. King & Co., Inc. to assist in the solicitation of proxies and expects to pay such firm a fee of approximately $10,000 plus out-of-pocket expenses. Although there is no formal agreement to do so, the Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy material to their principals.

    The Annual Report of the Company for 1996, including certified financial statements, has been furnished to all persons who were shareholders of the Company on the record date for the Annual Meeting of Shareholders.

PROPOSALS OF SECURITY HOLDERS

    A proposal of a security holder intended to be presented at the next Annual Meeting of Shareholders and to be included in the proxy statement must be received at the Company's principal executive offices at 730 Central Avenue, Murray Hill, New Jersey 07974 on or before November 7, 1997.

                               C.R. BARD, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P
   The undersigned hereby constitutes and appoints William C. Bopp and Richard
   A. Flink, and each of them, his true and lawful attorneys and proxies, with R power of substitution, to represent the undersigned and to vote all of the shares of stock of C.R. BARD, INC. that the undersigned is entitled to vote at the Annual Meeting of Shareholders of C.R. BARD, INC. to be held at the
O Hamilton Park Conference Center, 175 Park Avenue, Florham Park, New Jersey, on Wednesday, April 16, 1997 at 10:00 a.m. and at any adjournments thereof
   (a) as specified on the items listed on the reverse hereof, and (b) in X accordance with their discretion on any other business which may properly come before said meeting.

Y  ELECTION OF DIRECTORS, NOMINEES:

        WILLIAM C. BOPP, MARC C. BRESLAWSKY, WILLIAM T. BUTLER, M.D., DANIEL A. CRONIN, JR. AND TONY L. WHITE


                                                                SEE REVERSE
                                                                   SIDE


-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE


 /X/ PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREON BY THE UNDERSIGNED
     SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

-------------------------------------------------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.
-------------------------------------------------------------------------------------------------------------------------
                     FOR                 WITHHELD                                   FOR        AGAINST      ABSTAIN
1. Election of       |  |                  |  |            2.  Ratification of      |  |         |  |         |  |
   Directors         |  |                  |  |                Independent          |  |         |  |         |  |
                     ----                  ----                Public Accountants   ----         ----         ----
For, except vote withheld from the following nominee(s):


_________________________________________________________

-------------------------------------------------------------------------------------------------------------------------



                                                                                   PLEASE MARK THIS BOX IF YOU PLAN TO
                                                                                            ATTEND THE MEETING     /  /

                                                                               NOTE: THIS PROXY MUST BE SIGNED EXACTLY AS
                                                                               NAME(S) APPEARS(S) HEREON. EXECUTORS,
                                                                               ADMINISTRATORS, TRUSTEES, GUARDIANS, ATTORNEYS
                                                                               AND OFFICERS SIGNING FOR CORPORATIONS SHOULD
                                                                               GIVE FULL TITLE. FOR JOINT ACCOUNTS EACH OWNER
                                                                               SHOULD SIGN.

                                                                               _______________________________________________


                                                                               _______________________________________________
                                                                                   SIGNATURE(S)                         DATE

-------------------------------------------------------------------------------------------------------------------------------

                                                   FOLD AND DETACH HERE


                                                          [LOGO]





DEAR BARD EMPLOYEE,

THIS PAST YEAR WE FACED AN ENVIRONMENT THAT HAS BECOME INCREASINGLY MORE COMPETITVE. I KNOW THAT EVERY EMPLOYEE HAS WORKED HARD TO MAKE A DIFFERENCE AND HELP THE COMPANY BE SUCCESSFUL.

YOUR EFFORTS CONTINE TO BE THE MOST CRITICAL FACTOR IN OUR ABILITY TO ACHIEVE OUR GOALS AND ARE GREATLY APPRECIATED.



                                                        /s/ Bill

                                                       WILLIAM H. LONGFIELD

                                C.R. BARD, INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

p
   The undersigned hereby constitutes and appoints william C. Bopp and Richard
   A. Flink, and each of them, his true and lawful attorneys and proxies, with R power of substitution, to represent the undersigned and to vote all of the shares of stock of C.R. BARD, INC. that the undersigned is entitled to vote at the Annual Meeting of Shareholders of C.R. BARD, INC. to be held at the
O Hamilton Park Conference Center, 175 Park Avenue, Florham Park, New Jersey, on Wednesday, April 16, 1997 at 10:00 a.m. and at any adjournments thereof
   (a) as specified on the items listed on the reverse hereof, and (b) in X accordance with their discretion on any other business which may properly come before said meeting.

Y  ELECTION OF DIRECTORS, NOMINEES:

        WILLIAM C. BOPP, MARC C. BRESLAWSKY, WILLIAM T. BUTLER, M.D., DANIEL A. CRONIN, JR. AND TONY L. WHITE



                                                                    SEE REVERSE
                                                                        SIDE

--------------------------------------------------------------------------------
                                 FOLD AND DETACH HERE


 /X/ PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREON HEREON BY THE UNDERSIGNED
     SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

-------------------------------------------------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.
-------------------------------------------------------------------------------------------------------------------------
                     FOR                 WITHHELD                                   FOR        AGAINST      ABSTAIN
1. Election of       |  |                  |  |            2.  Ratification of      |  |         |  |         |  |
   Directors         |  |                  |  |                Independent          |  |         |  |         |  |
                     ----                  ----                Public Accountants   ----         ----         ----
For, except vote withheld from the following nominee(s):


_________________________________________________________

-------------------------------------------------------------------------------------------------------------------------



                                                                                   PLEASE MARK THIS BOX IF YOU PLAN TO
                                                                                            ATTEND THE MEETING     /  /

                                                                               NOTE: THIS PROXY MUST BE SIGNED EXACTLY AS
                                                                               NAME(S) APPEARS(S) HEREON. EXECUTORS,
                                                                               ADMINISTRATORS, TRUSTEES, GUARDIANS, ATTORNEYS
                                                                               AND OFFICERS SIGNING FOR CORPORATIONS SHOULD
                                                                               GIVE FULL TITLE. FOR JOINT ACCOUNTS EACH OWNER
                                                                               SHOULD SIGN.

                                                                               _______________________________________________


                                                                               _______________________________________________
                                                                                   SIGNATURE(S)                         DATE

-------------------------------------------------------------------------------------------------------------------------------

                              FOLD AND DETACH HERE


                                     [LOGO]

                             SHAREHOLDER SERVICES
                             --------------------

                   DIRECTSERVICE PROGRAM FOR SHAREHOLDERS
                   --------------------------------------

UNDER THE DIRECTSERVICE PROGRAM, REGISTERED SHAREHOLDERS AND NON-SHAREHOLDERS MAY PURCHASE BARD COMMON STOCK AT ANY TIME WITH A LOW FEE STRUCTURE COMPARED WITH NORMAL BROKERAGE FEES. DIVIDENDS MAY BE REINVESTED IN BARD STOCK AT NO COST TO THE SHAREHOLDER. THE PROGRAM IS A CONVENIENT AND ECONOMICAL WAY FOR SHAREHOLDERS TO INITIATE AND INCREASE THEIR INVESTMENT IN BARD THROUGH THE PURCHASE OF SHARES WITH VOLUNTARY CASH PAYMENTS AND ALL OR PART OF THEIR DIVIDENDS. CASH PAYMENTS MAY BE MADE BY MAIL OR THROUGH AUTOMATIC MONTHLY DEDUCTIONS FROM YOUR BANK ACCOUNT.

                          DIRECT DEPOSIT OF DIVIDENDS
                          ---------------------------

SHAREHOLDERS RECEIVING A DIVIDEND CHECK MAY HAVE PAYMENTS DEPOSITED DIRECTLY INTO THEIR CHECKING OR SAVINGS ACCOUNT AT ANY FINANCIAL INSTITUTION PARTICIPATING IN THE ACH NETWORK. THROUGH AN ELECTRONIC FUNDS TRANSFER, YOUR DIVIDEND CAN BE DEPOSITED ELECTRONICALLY ON THE DIVIDEND PAYMENT DATE.
THERE IS NO CHARGE TO SHAREHOLDERS FOR THIS SERVICE.

FOR DETAILS OR ENROLLMENT IN THE DIRECTSERVICE PROGRAM OR FOR DIRECT DEPOSIT OF DIVIDENDS, SIMPLY CONTACT FIRST CHICAGO TRUST COMPANY OF NEW YORK, WHO ADMINISTERS THESE PROGRAMS FOR BARD. THEIR ADDRESS AND CONVENIENT "800" NUMBERS ARE SHOWN BELOW.

DIRECTSERVICE PROGRAM                EXISTING SHAREHOLDERS:      (800) 446-2617
FOR SHAREHOLDERS OF C.R. BARD, INC.  NON-SHAREHOLDERS INQUIRING
C/O FIRST CHICAGO TRUST COMPANY OF   ABOUT THE PROGRAM:          (800) 828-1639
NEW YORK
P.O. BOX 2598
JERSEY CITY, NEW JERSEY 07303-2598   BE SURE TO INCLUDE A REFERENCE TO
                                     C.R. BARD, INC.